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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in each portfolio's Prospectus and "Table of Contents", "Independent Auditors" and "Financial Statements" in the combined Statement of Additional Information in Post-Effective Amendment Number 48 to the Registration Statement (Form N-1A, No. 333-23166) of Morgan Stanley Institutional Fund, Inc., and to the incorporation by reference of our report dated February 2, 2001 on the Active International Allocation Portfolio, Asian Equity Portfolio, Asian Real Estate Portfolio, Emerging Markets Portfolio, European Value Equity Portfolio, European Real Estate Portfolio, Global Franchise Portfolio, Global Value Equity Portfolio, International Equity Portfolio, International Magnum Portfolio, International Small Cap Portfolio, Japanese Value Equity Portfolio, Latin American Portfolio, Equity Growth Portfolio, Focus Equity Portfolio, Small Company Growth Portfolio, Technology Portfolio, U.S. Real Estate Portfolio, Value Equity Portfolio, Emerging Markets Debt Portfolio, Fixed Income III Portfolio, Global Fixed Income II Portfolio, High Yield II Portfolio, Money Market Portfolio, and Municipal Money Market Portfolio (the twenty-five of the portfolios comprising Morgan Stanley Institutional Fund, Inc.) included in the 2001 Annual Report to Shareholders.

                                                               ERNST & YOUNG LLP


Boston, Massachusetts
April 25, 2002